Exhibit 10.1

FIFTH AMENDMENT TO AGREEMENTS

This Fifth Amendment to the Loan, Pledge and Security Agreement and related Promissory Note, as of December 31, 2010 is made by and between Thermo Credit, LLC (hereinafter referred to as the “Secured Party”) and United eSystems, Inc., Netcom Data Southern Corp., Netcom Data Corp., and United Check Services, LLC (jointly, severally and in solido “Debtor”), who hereby agree as follows:

WHEREAS, Secured Party and Debtor entered into a Loan, Pledge and Security Agreement and a Promissory Note (hereinafter the “Agreements”) dated as of September 17, 2008 (all capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreements);

WHEREAS, the Secured Party and Debtor previously amended the Agreements to modify certain terms and dates included in the original Agreements;

WHEREAS, the Secured Party and Debtor desire to further amend the Agreements to extend the Maturity Date of the Agreements;

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, and upon receipt of a principal payment of $510,000 (five hundred ten thousand dollars) in immediately available funds, Debtor and Secured Party hereby mutually enter into this Fifth Amendment to the Agreements as follows:

1.	The Amount as reflected in Section 2(c) of the Agreements dated December 28, 2007 (as previously amended) is hereby changed to $500,000.00 (Five hundred thousand and no/100 dollars).

2.
Debtor wishes to extend the Loan, Pledge and Security Agreement and Promissory Note and Secured Party acknowledges and accepts such extension.  As such, Parties hereby agree that the Maturity Date for the Agreements shall and is hereby changed to December 31, 2013.

3.	Section 4 (b) and (c) of the Promissory Note is modified as follows:
i.	Thirty five monthly payments of principal and interest of $17,578.52 commencing on January 31, 2011 and continuing on the last day of each calendar month thereafter; and

ii.	One final payment of all unpaid principal and accrued and unpaid interest and fees on the Maturity Date (December 31, 2013);

4.	Sections 2 (f) (i) and (ii) of the Loan, Pledge and Security Agreement relating to unused commitment fee and monitoring fee are deleted.

5.	Section 1 of the Promissory Note—the first sentence of that section is replaced with the following:

“The Rate shall be the LESSER of (a) the MAXIMUM RATE, or (b) the GREATER of: (i) the PRIME RATE plus TWELVE AND THREE QUARTERS OF ONE PERCENT (12.75%), or (ii) SIXTEEN PERCENT (16.00%). “

6.	Debtor hereby certifies that:
a.	all of the representations and warranties contained in the Agreements are true and correct as of the date thereof;
b.	the Debtor is not in default under the Agreements;
c.	no event of default has occurred and is continuing;
d.	Debtor has not breached any covenant contained in the Agreements; and
e.	the Agreements are in full force and effect as of the date hereof.

7.	Except as set forth above, all of the remaining terms, provisions and conditions of the Agreements shall remain in full force and effect.

8.
Simultaneous with Debtor’s execution of this Amendment, Debtor will pay to Secured Party a Commitment Fee of $15,000.00 (3.0% of the principal balance outstanding under the Agreements) for the extension of the commitment upon execution of this Fifth Amendment payable in three installments as follows:

a.	$5,000 on December 31, 2010;
b.	$5,000 on December 31, 2011; and
c.	$5,000 on December 31, 2012.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date first above written.

SECURED PARTY:
THERMO CREDIT, LLC

By:           /s/ Jack V. Eumont, Jr.

Name:   Jack V. Eumont, Jr.
Title:   Executive Vice President

DEBTOR:
UNITED ESYSTEMS, INC.

By:           /s/ Walter Reid Green, Jr.

Name:    Walter Reid Green, Jr.
Title:    President

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